UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  03/10/2005

MONITRONICS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  333-110025

Texas	742719343
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

12801 Stemmons Freeway, Suite 821, Dallas, TX 75234
(Address of Principal Executive Offices, Including Zip Code)

(972) 243-7443
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 7.01.    Regulation FD Disclosure

Monitronics International, Inc. today announced its intent to amend its $320 million senior credit facility to seek better pricing. The amendment is subject to completion of definitive documentation and lender participation. The company gives no assurances that the amendment will be completed.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

MONITRONICS INTERNATIONAL, INC.

Date: March 10, 2005.	By:	/s/ Michael Meyers
Michael Meyers
Vice President and Chief Financial Officer